AMENDMENT NO. 2
TO
WABCO HOLDINGS INC. OMNIBUS INCENTIVE PLAN

WHEREAS, WABCO Holdings Inc. (the “Company”) adopted the WABCO Holdings Inc. Omnibus Incentive Plan (the “Plan”);

WHEREAS, under Section 11 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan; and

WHEREAS, the Compensation, Governance and Nominating Committee of the Board, as the administrator of the Plan, has determined that it is in the best interest of the Company and its shareholders to amend the Plan on the terms set forth herein.

NOW, THEREFORE, the Plan shall be amended as follows, effective as of January 1, 2012:

1.	Section 1 of the Plan shall be amended to add the following after the word “Employees” in such Section:
“or independent business managers”

2.	Section 2.1(g)(i) of the Plan shall be amended to add the following after the word “Employees” in such Section:
“or independent business managers”

3.	Section 4.1 of the Plan shall be amended to delete the last sentence of such Section in its entirety and replacing it with the following:
“Notwithstanding anything else contained in the Plan to the contrary, the Committee may delegate, subject to such terms and conditions or guidelines as it shall determine, to any employee or independent business manager of the Company or to a committee of employees or independent business managers of the Company any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers.”

4.	Section 4.3 of the Plan shall be amended to add the following after the word “employed” in such Section:
“or performing services”

5.	Section 4.5 of the Plan shall be amended to add the following after the word “employees” in such Section:
“, independent business managers”

6.	Section 6 of the Plan shall be amended by adding the following Section 6.11 at the end thereof:
“6.11 Change to Independent Business Manager. If an Employee becomes an independent business manager, he or she shall not experience a termination of employment for purposes of the Plan.”

7.	Section 12.6 of the Plan shall be amended to add the following after the word “employees” in such Section:
“or independent business managers”

8.	Section 12.9 of the Plan shall be amended to add the following after the word “Employee's” in such Section:

“or independent business manager's”

9.	Section 12.12 of the Plan shall be amended to add the following after the words “independent contractor”
“(including, for the avoidance of doubt, an independent business manager)”

10.	All other terms of the Plan shall remain in full force and effect.

IN WITNESS THEREOF, the Company has caused its name to be signed by its duly authorized officers as of the date first written above.

WABCO HOLDINGS INC.

By: ________________________

Name: Kevin Tarrant__________

Title: Chief Human Resources Officer